UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2007

Analytical Surveys, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-13111

CO	84-0846389
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8610 N. New Braunfels
Suite 205
San Antonio, TX 78217
(Address of principal executive offices, including zip code)

210-657-1500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On November 20, 2007, Analytical Surveys, Inc. (the “Company”) and Axion Acquisition Corp., a Delaware corporation and direct wholly-owned subsidiary of the Company (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Axion International, Inc., a Delaware corporation (“Axion”).  Pursuant to the Merger Agreement, Merger Sub will merge with and into Axion, with Axion continuing as the surviving corporation and a direct wholly-owned subsidiary of the Company.  As consideration for the transaction, shareholders of Axion will receive 36,762,552 shares of common stock of the Company, constituting approximately 90% of the issued and outstanding capital stock of the Company.  The Company, Merger Sub and Axion have each made customary representations, warranties and covenants in the Merger Agreement, and the transaction is subject to customary closing conditions.

The description in this Item 1.01 of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated in to this Item 1.01 by reference.

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger by and among Analytical Surveys, Inc., Axion Acquisition Corp. and Axion International, Inc., dated as of November 20, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analytical Surveys, Inc.

Date: November 21, 2007	By:	/s/ Lori Jones
Lori Jones
Title Chief Executive Officer

Exhibit Index

2.1	Agreement and Plan of Merger by and among Analytical Surveys, Inc., Axion Acquisition Corp. and Axion International, Inc., dated as of November 20, 2007.